UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2012

AMERICAN REALTY CAPITAL PROPERTIES, INC.
(Exact name of Registrant as specified in its charter)

Maryland	333-172205	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue
New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On December 27, 2011, the board of directors of American Realty Capital Properties, Inc. (the “Company”), ratified the Company’s entry, through its sponsor, American Realty Capital II, LLC, into a purchase and sale agreement to acquire a ground leasehold interest in a Walgreens drug store located in Myrtle Beach, South Carolina.  The Company’s obligation to close upon the acquisition was subject to the satisfactory completion of a due diligence review of the property and other customary conditions to closing, which was completed on December 29, 2011.  The Company acquired the property on December 29, 2011.

A description of the acquisition and the property is included in Item 2.01 — Completion of Acquisition or Disposition of Assets, and is incorporated herein by reference in its entirety.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On December 29, 2011, the Company closed its acquisition of a ground leasehold interest in a Walgreens drug store located at 300 Kings Highway South in Myrtle Beach, South Carolina, at a contract purchase price of approximately $2.4 million, excluding closing costs.  The Company acquired the ground leasehold interest through an indirect wholly-owned subsidiary of its operating partnership.  The seller of the ground leasehold interest is MD – 3rd Avenue, LLC.  The seller does not have a material relationship with the Company and the acquisition was not an affiliated transaction.

The property consists of a freestanding one-story building totaling 14,414 rentable square feet that was built in 2001.  The property is 100% leased to Walgreen Co. (NYSE: WAG), which carries an investment grade credit rating as determined by major credit rating agencies.  The annualized straight line rental income, net of amounts paid to the ground lessor is approximately $245,000, or $17.00 per rentable square foot. The property has been 100% leased to the tenant since September 2001.  The tenant lease for the property has an initial term of 60 years, with a right to terminate in September 2021.  The tenant lease does not contain rental increases over time.  The tenant lease is net whereby the tenant is to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent.  Additionally, Walgreen Co. is obligated to pay $160,000 per annum due by the Company, as the ground lessee, under the ground lease.

The ground lease has an initial term of 20 years and expires in September 2021.  The ground lease contains eight five-year renewal options.  The ground lease does not contain rental increases over time.  The ground lease is net whereby the Company, as the ground lessee, is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent.  Pursuant to the terms of the tenant lease described above, the rent for the ground lease is the responsibility of Walgreens Co.

The Company funded the acquisition of the ground leasehold interest, exclusive of closing costs, with proceeds from the sale of its common stock.  The Company may seek to obtain financing on the ground leasehold interest post-closing. However, there is no guarantee that it will be able to obtain financing on terms it believes are favorable, or at all.

A copy of the press release announcing the acquisition of the property is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

First Place Bank Loan

On December 29, 2011, the Company, through its indirect wholly owned subsidiaries, entered into a $4.5 million commercial real estate term loan with First Place Bank (the “First Place Bank Mortgage Loan”) to provide post-acquisition funding for four Advance Auto stores located in Michigan (Livonia, Sault Ste. Marie, Caro and Charlotte) and seven Dollar General stores located in Missouri (Ellsinore, Lilbourn, Steele, Qulin, Strafford, Hallsville and Carterville).  The First Place Bank Mortgage Loan is evidenced by a promissory note secured by a mortgage on each of the properties and has a five-year term.  The First Place Bank Mortgage Loan bears interest at a per annum fixed rate of 4.89%.  The First Place Bank Mortgage Loan requires monthly interest-only payments with the principal balance due on the maturity date in December 2016.

The mortgage for each of the properties will be cross-collateralized with one another and in the event that the Company defaults on one of the mortgages, the lender may look to the other properties as collateral.  The First Place Bank Mortgage Loan may be prepaid from time to time and at any time, in whole or in part, subject to a premium equal to 2% of the principal amount being repaid for prepayments greater than 10% of the balance in respect of prepayments made prior to the last three months of the term of the Fist Place Bank Mortgage Loan.  The First Place Bank Mortgage Loan is guaranteed by the Company’s operating partnership, ARC Properties Operating Partnership, L.P.

The description of the First Place Bank Loan in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the loan agreement.

Customers Bank Loan

On December 29, 2011, the Company, through its indirect wholly owned subsidiaries, entered into a $11.9 million commercial real estate term loan with Customers Bank (the “Customers Bank Mortgage Loan”) to provide permanent fixed-rate financing for 16 properties located in Connecticut, Delaware, New York and Pennsylvania leased to Citizens Bank, N.A.  The Customers Bank Mortgage Loan is evidenced by a promissory note secured by a mortgage on each of the properties and has a five-year term.  The Customers Bank Mortgage Loan bears interest at a per annum fixed rate of 3.75%.  The Customers Bank Mortgage Loan requires monthly interest-only payments for the first three years of the loan, then principal payment of $15,000 per month in years four and five, with the remaining principal due on the maturity date in December 2016. The proceeds of the Customers Bank Mortgage Loan were used to repay the Company’s senior secured revolving credit facility with RBS Citizens Bank, N.A. The Company drew an additional $1.2 million on the facility, as described below.

The Customers Bank Mortgage Loan is non-recourse and may be prepaid from time to time and at any time, in whole or in part, subject to a premium for prepayments greater than 10% of the balance during the first three years of the term of the loan equal to (i) 2% in respect of a prepayment made prior to December 29, 2013 and (ii) thereafter, 1% in respect of any prepayment made prior to December 29, 2014.

The description of the Customers Bank Mortgage Loan in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the loan agreement.

Senior Secured Revolving Credit Facility

On December 30, 2011, the Company drew an additional $1.2 million on its existing $150 million senior secured revolving credit facility with RBS Citizens, N.A.. This funding was collateralized by two Advance Auto stores located in Michigan (Flint and Ypsilanti) and 13 Dollar General stores located in Arkansas (Bella Vista, Carlisle and Green Forest), Illinois (Jonesboro), Oklahoma (Commerce) and Missouri (Appleton City, Ash Grove, Ashland, Bernie, Bloomfield, Clarkton, Diamond and Lawson). The terms of the revolving credit facility are set forth in the Company’s Registration Statement on Form S-11 filed on September 22, 2011 and the credit agreement was filed as Exhibit 10.21 to such filing.  The description of the revolving credit facility in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the credit agreement, which is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired (Lessees)

Walgreen Co. currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding Walgreen Co. are taken from such filings:

	Year Ended
(Amounts in Millions)	August 31, 2011 (Audited)	August 31, 2010 (Audited)	August 31, 2009 (Audited)
Consolidated Condensed Statements of Earnings
Net sales	$72,184	$67,420	$63,335
Operating income	4,365	3,458	3,247
Net earnings	2,714	2,091	2,006

	August 31, 2011 (Audited)	August 31, 2010 (Audited)	August 31, 2009 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$27,454	$26,275	$25,142
Long-term debt	2,396	2,389	2,336
Total liabilities	12,607	11,875	10,766
Total stockholders’ equity	14,847	14,400	14,376

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated January 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

January 5, 2012	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors